Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Amended Registration Statement on Form S-1 of Alamo Energy Corp. for the registration of 11,575,000 shares of its common stock and to the incorporation therein of our report dated August 10, 2012, with respect to the financial statements of Alamo Energy Corp., and to the reference to our firm under the caption “Experts” in the Prospectus.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Irvine, California
August 30, 2012